Surna Inc. Welcomes Eight States to Cannabis Legalization

BOULDER, CO – November 9, 2016 – Surna Inc. (OTCQB: SRNA), a technology company that engineers equipment for controlled environment agriculture (CEA) with special expertise in cannabis cultivation, is excited to welcome eight states to this growing industry.

The results of the ballot measures for medicinal and recreational cannabis represent a massive expansion of the cannabis market, creating the need for cultivation technologies to help the industry run efficiently and responsibly. With each state having its own unique climate, growing environment and regulations, Surna’s expertise in cultivation technology will be key for developing tailored solutions that will fit the needs of each state market.

“With the passage of legal cannabis in California, Nevada, Maine and Massachusetts for adult recreational use and four other states, Arkansas, Florida, Montana and North Dakota legalizing for medical use, Surna is looking forward to providing these new cultivators with the equipment they’ll need for a reliable and sustainable crop yield,” said Surna CEO Trent Doucet. “Our experience in providing best-in-class agricultural solutions puts us in a prime position in many of the new markets that are coming above ground.”

Once legalization is approved, it is common to see a year and a half to two years before the first licenses are issued while the state implements its rules and regulations. During this transitional phase, Surna will continue augmenting its production and engineering capabilities, while investing in new technologies to further support this rapidly expanding industry. Surna is looking forward to the growth these new states will bring.

About Surna

Surna Inc. (www.surna.com) (OTCQB: SRNA) develops innovative technologies and products that monitor, control and address the energy and resource intensive nature of indoor cannabis cultivation. Currently, the company’s revenue stream is based on its main product offerings – supplying industrial technology and products to commercial indoor cannabis grow facilities.

Headquartered in Boulder, CO, Surna’s diverse engineering team is tasked with creating novel energy and resource efficient solutions, including the company’s signature water-cooled climate control platform. Surna’s engineers continuously seek to create technology that solve the highly specific demands of the cannabis industry for temperature, humidity, light and process control.

Surna’s goal is to provide intelligent solutions to improve the quality, the control and the overall yield and efficiency of controlled environment agriculture (CEA). Though its clients do, the company neither produces nor sells cannabis.

Forward Looking Statements

This press release contains forward-looking statements regarding the Company’s future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including Surna’s ability to monetize service components, Surna’s support of premium prices for existing products, commercialization of research and development efforts and continued expansion of legal cannabis markets. Other risks and uncertainties include, among others, risks related to new products, services, and technologies, government regulation and taxation, and fraud. In addition, the current global economic climate amplifies many of these risks. More information about factors that potentially could affect Surna’s financial results is included in Surna’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent filings. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company disclaims any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Statement About Cannabis Markets

The use, possession, cultivation, and distribution of cannabis is prohibited by federal law. This includes medical and recreational cannabis. Although certain states have legalized medical and recreational cannabis, companies and individuals involved in the sector are still at risk of being prosecuted by federal authorities. Further, the landscape in the cannabis industry changes rapidly. What was the law last week is not the law today and what is the law today may not be the law next week. This means that at any time the city, county, or state where cannabis is permitted can change the current laws and/or the federal government can supersede those laws and take prosecutorial action. Given the uncertain legal nature of the cannabis industry, it is imperative that investors understand that the cannabis industry is a high-risk investment. A change in the current laws or enforcement policy can negatively affect the status and operation of our business, require additional fees, stricter operational guidelines and unanticipated shut-downs.

Jamie English, Marketing Manager, jamie.english@surna.com 303-993-5271

Kirsten Chapman, LHA Investor Relations, (415) 433-3777, surna@lhai.com

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